SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (date of earliest event reported): November 26, 1999


                      ALGOS PHARMACEUTICAL CORPORATION
                 -----------------------------------------
           (Exact name of registrant as specified in its charter)


           Delaware                   000-28844               22-3142274
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(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                 Identification Number)


               1333 Campus Parkway, Neptune, New Jersey 07753
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            (Address of principal executive offices) (Zip Code)


                               (732) 938-5959
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            (Registrants' telephone number, including area code)

                                    N/A
       -------------------------------------------------------------
       (former name or former address, if changed since last report)






ITEM 5.  OTHER EVENTS

         On November 26, 1999, Algos Pharmaceutical Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Endo Pharmaceuticals Holdings Inc. ("Endo") and Endo's wholly owned subsidiary, Endo Inc. ("Merger Sub"). The Merger Agreement provides that, upon satisfaction of certain conditions, the Company will merger into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endo (the "Merger"). Pursuant to the Merger Agreement, each share of common stock of the Company ("Company Common Stock") will be exchanged for one share of common stock of Endo, such that the holders of the Company Common Stock will own 20% of the combined public company's approximately 89.5 million pro forma fully diluted shares outstanding. In addition, each holder of Company Common Stock will receive a warrant (the "Warrants") for each share of Company Common Stock that the holder exchanges in the Merger. The Warrants will be subject to a warrant agreement and will be exercisable for a nominal price per share upon approval of MorphiDex(R) by the Food and Drug Administration (the "FDA"). If FDA approval of MorphiDex(R) is obtained on or before December 31, 2001, then upon exercise of the Warrants, holders of the Warrants will receive an additional 15% of the pro forma combined company (to be calculated as if all Warrants had been exercised at the closing of the Merger). This percentage will be reduced by an amount that represents five percentage points for each six-month period after December 31, 2001 that MorphiDex(R) is not approved. If FDA approval of MorphiDex(R) is not attained by December 31, 2002, the Warrants expire unexercised. In addition, in the event that Endo (excluding revenue and expenses related to the Company) does not meet or exceed a specified gross profit target of $147.4 million for fiscal year 2000, shares held by current Endo stockholders will be returned to treasury such that the current Company stockholders' ownership will increase by an additional five percentage points.

         In addition, immediately prior to the Merger, each current Endo stockholder will receive a warrant to be exercised for a nominal price per share into Endo common shares if FDA approval of MorphiDex(R) is not attained by December 31, 2002, in which case holders of these warrants will receive upon exercise of the warrants an addition 5% of the pro forma combined company (to be calculated as if all of these warrants had been exercised at the closing of the Merger). If FDA approval of MorphiDex(R) is attained by December 31, 2002, these warrants expire unexercised.

         Also in connection with the Merger, certain stockholders of the Company who own approximately 24% of the outstanding Company Common Stock in the aggregate have each agreed pursuant to a separate voting agreement with Endo to vote in their capacities as stockholders in favor of the Merger and against any competing offer.

         On November 29, 1999, the Company and Endo issued a press release related to the Merger Agreement. The press release is attached hereto as
Exhibit 99.1. In addition, the Company and Endo have prepared an investor presentation regarding the Merger. This presentation is attached hereto as
Exhibit 99.2.

         The Exhibits hereto are incorporated by reference herein and form an integral part hereof.


Item 7.           Financial Statements and Exhibits.

                  Exhibits.

                  99.1     Press Release dated November 29, 1999.

                  99.2     Investor Presentation dated November 29, 1999.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 26, 1999

                                    ALGOS PHARMACEUTICAL CORPORATION

                                    By: /s/ John W. Lyle
                                       --------------------------------------
                                        John W. Lyle
                                        President and Chief Executive Officer




                               EXHIBIT INDEX


                                                               Sequentially
Exhibit No.                                                    Numbered Page
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99.1          Press Release dated November 29, 1999

99.2          Investor Presentation dated November 29, 1999